EXHIBIT 1.1


         The Undersigned:

         Gerard Christoffel Antonius Smeets, a civil-law notary residing in Curacao, Netherlands Antilles,

         herewith certifies:

         that the limited liability company:
ORTHOFIX INTERNATIONAL N.V., established in Curacao, has been legally incorporated under the name: Orthofix International Investments N.V., by deed, executed before Johannes Wilhelmus Maria Thesseling, a civil-law notary, residing in Curacao, on October 19, 1987, on a draft of which deed the declaration of no-objection, referred to in Article 38 of the Commercial Code of the Netherlands Antilles, was issued by the Minister of Justice of the Netherlands Antilles on October 19, 1987, under number 2250/N.V.;

         that the articles of incorporation have been amended:

a) by deed, executed before notary J.W.M. Thesseling, aforementioned, on November 16, 1987, by which deed, among other amendments, the company's name was changed into: Orthofix International Investments N.V., on a draft of which deed the declaration of no-objection, referred to in
         Article 97 of the Commercial Code of the Netherlands Antilles, was issued by the Minster of Justice of the Netherlands Antilles on November 16, 1987, under number 2498/N.V.;

b) by deed, executed before notary J.W.M. Thesseling, aforementioned, on February 28, 1982, by which deed the company's name was changed into:
         ORTHOFIX INTERNATIONAL N.V. on a draft of which deed the declaration of no-objection, referred to in Article 97 of the Commercial Code of the Netherlands Antilles, was issued by the Minister of Justice of the Netherlands Antilles on February 28, 1992, under number 598/N.V.;

c) and restated in their entirety by deed, executed before the Undersigned, on April 1, 1992, on a draft of which deed the declaration of no-objection, referred to in Article 97 of the Commercial Code of the Netherlands Antilles, was issued by the Minister of Justice of the Netherlands Antilles on April 1, 1992, under number 923/N.V.;

d) by deed, executed before the Undersigned, on August 22, 1995, on a draft of which deed the declaration of no-objection, referred to in
         Article 97 of the Commercial Code of the Netherlands Antilles, was issued by the Minister of Justice of the Netherlands Antilles on August 22, 1995, under number 2001/N.V.;

         that the limited liability company:
ORTHOFIX INTERNATIONAL N.V., is legally existing in good standing under the laws of the Netherlands Antilles, with articles reading as per the attached documents.


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         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal of office.

                                      Curacao, August 22, 1995.

                                      /sig/

         /seal/




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